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                                   CONSENT
                                   -------


     We hereby consent to the use of our firm name in Triathlon Broadcasting Company's Registration Statement on Form S-3 and in the Prospectus forming a part of such Registration Statement to be filed with the Securities and Exchange Commission on February 6, 1997. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                              /s/ Fisher Wayland Cooper Leader & Zaragoza L.L.P.
                                  ----------------------------------------------
                                  FISHER WAYLAND COOPER LEADER & ZARAGOZA L.L.P.

Dated: February 6, 1997